SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 5, 2007 (October 30, 2007)
TRI-ISTHMUS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30326	77-0557617

(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

149 South Barrington Ave., Suite 808
Los Angeles, CA		90049

(Address of Principal Executive Offices)		(Zip Code)
(818) 887-6659
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:	Entry into a Material Definitive Agreement
On October 30, 2007, Surgical Center Acquisition Company (“SCAH”), a wholly-owned subsidiary of Tri-Isthmus Group, Inc. (“Tri-Isthmus”), entered into a Membership Interest Purchase Agreement (the “MIPA”) to acquire certain membership interests of Rural Hospital Acquisition, L.L.C., an Oklahoma limited liability company (“RHA”), as described in more detail below in Item 2.01.

Item 2.01:	Completion Of Acquisition
On October 30, 2007, SCAH completed the acquisition of (i) 1,000,000 preferred membership units (the “Preferred Units”), and (ii) 510,000 voting limited liability company membership units of RHA (the “Voting Units”), comprising 51% of RHA’s total outstanding Voting Units. Of the Voting Units SCAH acquired, 250,000 were acquired from Carol Schuster, the sole member of RHA prior to this acquisition, and 260,000 were new Voting Units issued by RHA in conjunction with this transaction. The remaining 490,000 Voting Units are held by Carol Schuster.
Tri-Isthmus paid RHA the sums of (i) $1,000,000 in cash in consideration for the Preferred Units, and (ii) $260 in cash in consideration of the new Voting Units issued by RHA. As consideration for the Voting Units acquired by SCAH from Carol Schuster, Tri-Isthmus issued 4,250,000 restricted shares of Tri-Isthmus Group, Inc.’s common stock, par value $0.01 per share (the “Tri-Isthmus Shares”) to Carol Schuster.
The Preferred Units, which are non-voting, are entitled to a preferred return of 8% per annum, (the “Preferred Return”), which amounts, if unpaid, are cumulative but not compounded. Distributions to the members of RHA are at the discretion of RHA’s managers, however, except for certain tax distributions to members, distributions by RHA will be used first to satisfy the Preferred Return (including any previous, unpaid Preferred Return), before making any distributions to members holding Voting Units. The Voting Units are entitled to receive, on a pro-rata basis, that portion of distributions remaining after satisfying the Preferred Return. The Preferred Units may be redeemed by RHA (i) at RHA’s election at any time prior to October 30, 2012, or (ii) at Tri-Isthmus’s election any time after October 30, 2012.
In conjunction with the acquisition, RHA executed and filed Amended and Restated Articles of Organization of RHA, a copy of which is attached as Exhibit 4.1 to this Report. Additionally, on October 30, 2007, Carol Schuster and SCAH, being all of the members of RHA, executed the Amended and Restated Operating Agreement attached as Exhibit 4.2 to this Report to reflect certain contractual considerations agreed upon by the parties in the MIPA.
The description set forth above is not a complete description of the acquisition transaction, and is qualified in its entirety by the MIPA attached as Exhibit 2.1 to this Report.

Item 2.03:	Creation of a Direct Financial Obligation
On October 30, 2007, in conjunction with SCAH’s acquisition of the Voting Units and Preferred Units, Tri-Isthmus provided Valliance Bank with a limited guaranty of debt financing obtained by RHA of up to $750,000 in substantially the form attached as Exhibit 10.1 to this report.

Item 3.02:	Unregistered Sales of Equity Securities
As consideration for SCAH’s acquisition of the 250,000 Voting Units acquired by SCAH from Carol Schuster, on October 30, 2007, Tri-Isthmus issued 4,250,000 Tri-Isthmus Shares to Carol Schuster. Tri-Isthmus privately placed these Tri-Isthmus Shares directly without the use of any broker, placement agent or finder. Tri-Isthmus relied on the exemptions from registration requirements provided by Section 4(2) and Section 4(6) and Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”) for this transaction and for the issuance. Carol Schuster represented to Tri-Isthmus, in writing, that she is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Act.

In connection with the issuances to SMP Investments I, LLC (“SMP”), Anthony J. Ciabattoni, Trustee of the Ciabattoni Living Trust, dated August 17, 2000 (“Ciabattoni”), Steven M. Spector (“Spector”), and Waveland Associates, LLC (“Waveland”) as previously reported in a Current Report on Form 8-K filed on November 2, 2007, Tri-Isthmus privately placed the securities directly without the use of any broker, placement agent or finder. Tri-Isthmus relied on the exemptions from registration requirements provided by Section 4(2) and Section 4(6) and Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”) for this transaction and for the issuances. SMP, Ciabattoni, Spector, and Waveland are “accredited investors” as that term is defined in Rule 501 of Regulation D promulgated under the Act.

Item 7.01:	Regulation FD Disclosure
On November 5, 2007, Registrant issued a press release reporting the acquisition of a controlling interest in RHA. A copy of the November 5th press release, attached hereto as Exhibit 99.1, is being furnished pursuant to Regulation FD and is incorporated by reference herein.

Item 9.01:	Financial Statements and Exhibits
(a)	FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED. The audited financial statements of RHA required by this Item 9.01 will be completed and filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date of this Current Report on Form 8-K.

(b)	PRO FORMA FINANCIAL INFORMATION. Tri-Isthmus expects that the pro forma financial statements required by this Item 9.01 will be completed and filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date of this Current Report on Form 8-K.

(c)	Not applicable

(d)	EXHIBITS.

Exhibit
Number	Description

2.1	Membership Interest Purchase Agreement

4.1	Amended and Restated Articles of Organization

4.2	Amended and Restated Operating Agreement

10.1	Form of Limited Guaranty by Tri-Isthmus

99.1	Press release of Tri-Isthmus Group, Inc., dated November 5, 2007

EXHIBITS

Exhibit
Number	Description

2.1	Membership Interest Purchase Agreement

4.1	Amended and Restated Articles of Organization

4.2	Amended and Restated Operating Agreement

10.1	Form of Limited Guaranty by Tri-Isthmus

99.1	Press release of Tri-Isthmus Group, Inc., dated November 5, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	TRI	-ISTHMUS GROUP, INC.

Date: November 5, 2007	By:	/s/ David Hirschhorn
David Hirschhorn
Chief Executive Officer

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